Exhibit 10.11

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment Agreement”) dated as of September 20, 2010, amends the Amended and Restated Revolving Credit Agreement dated as of June 30, 2009 (the “Agreement”) among Dexia Crédit Local S.A. (with its successors “DCL”), Dexia Bank Belgium SA (with its successors “DBB” and, together with DCL, the “Banks”), and FSA Asset Management LLC (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
W I T N E S S E T H
WHEREAS, the Company and the Banks previously entered into the Agreement;
WHEREAS, the Company has requested that the Agreement be amended to allow for greater flexibility in establishing the interest period for borrowings made under the Agreement, and the Banks are willing to make such amendments to the extent and subject to the terms and conditions set forth herein; and
WHEREAS, pursuant to (i) Section 5.01 of the Agreement and (ii) certain provisions of the Pledge and Administration Agreement, dated as of June 30, 2009, as amended, among DCL, DBB, the Company, Assured Guaranty Municipal Corp. (f/k/a Financial Security Assurance Inc.) (“FSA”) and certain other parties thereto, such amendments require the prior written consent of FSA, and FSA is willing to provide its consent to such amendments to the extent and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to the following:
1.    Amendments
A.    Amendment to Section 1.01
The definition of “Interest Period” in Section 1.01 of the Agreement is amended and restated to read in its entirety as follows:
“Interest Period” means, with respect to any LIBO Rate Loan, the overnight, one-week, two-week, one-month, two-month, three-month, or six-month maturity (or any other period having a maturity that is longer than overnight but shorter than six months) applicable to such Loan, as specified by the Company at the time of its request for such Loan in accordance with Section 2.01(b) ; provided that, for each LIBO Rate Loan, the Company shall specify as the Interest Period a period that manages the interest rate risk of the GIC Business (and not the interest rate risk of any other business), subject to the limitations set forth in Section 5.1 of the ALM Procedures.
B.    Amendment to Section 2.01(g)
The second sentence of the second paragraph of Section 2.01(g) of the Agreement is amended and restated to read in its entirety as follows:
For purposes hereof, the applicable “LIBO Rate” shall be the Dollar LIBO Rate for the applicable Interest Period determined by reference to Reuters Screen LIBOR01 (the “Telerate Service”) as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period or (if such rate does not so appear on the Telerate Service) on the basis of the arithmetic mean of the rates at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, to prime banks in the London interbank market; provided, that for any Interest Period for which a Dollar LIBO Rate does not appear on the Telerate Service at the time Dollar LIBO Rates appear on the Telerate Service for other periods, the Dollar LIBO Rate for such Interest Period shall be interpolated on a straight-line basis by reference to the period end dates that immediately precede and immediately succeed the end date of such Interest Period. For the avoidance of doubt with respect to Loans which are continued at the end of the Interest Period for such Loan and not paid on the last day of such Interest Period in accordance with Section 2.01(h) hereof, the LIBO Rate for the new Interest Period specified by the Company for such continued Loan shall be reset in accordance with the terms of the immediately preceding sentence.
2.    Representations and Warranties. The Company represents and warrants to the Banks and to FSA, as of the date hereof, that (i) all of the representations and warranties made by it under the Agreement are true and correct, and (ii) no default has occurred and is continuing under the Agreement.
3.    Effective Date. This Amendment Agreement shall become effective on the date (herein called the “Effective Date”) when (i) DCL (in its capacities as the Agent and a Bank), DBB and the Company shall have executed and delivered this Amendment Agreement and (ii) FSA shall have provided its written consent hereto by executing and delivering its consent in the form attached hereto.
4.    Further Assurances. At any time following the Effective Date, DCL, DBB and the Company shall, and DCL, DBB and the Company shall cause any of their respective affiliates to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by DCL, DBB, the Company or FSA, as the case may be, and reasonably necessary for DCL, DBB or the Company, as the case may be, to satisfy its obligations hereunder or to consummate the actions contemplated by the recitals set forth above in this Amendment Agreement.
5.    Governing Law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
6.    Counterparts. The parties may execute this Amendment Agreement in counterparts, each of which is deemed an original and all of which taken together constitute only one agreement.
7.    Submission to Jurisdiction. Each of the parties executing or consenting to this Amendment Agreement hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in The City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Amendment Agreement. Each of such parties hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.
8.    Waiver of Jury Trial. EACH OF THE PARTIES EXECUTING OR CONSENTING TO THIS AMENDMENT AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AMENDMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH SUCH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

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9.    Applicability of Amendments. The amendments to the Agreement set forth in this Amendment Agreement shall be limited to those expressly set forth herein, and the consent of FSA shall be limited solely to the amendments set forth in this Amendment Agreement. Nothing in this Amendment Agreement shall be construed as waiving or modifying any other term or condition of the Agreement, which remains in full force and effect in accordance with the original terms thereof, as amended hereby.

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Exhibit 10.11

In Witness Whereof, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective officers and agents thereunto duly authorized as of the date first above written.

In its capacity as a Bank and, with respect to its New York Branch, as Agent under the Agreement
DEXIA CRÉDIT LOCAL S.A.
By: /s/ Pascal Poupelle Name: Pascal Poupelle Title: CEO
In its capacity as a Bank:
DEXIA BANK BELGIUM SA
By: /s/ Chris Jennes Name: Chris Jennes Title: Company Lawyer	By: /s/ Joris Laenen Name: Joris Laenen Title: Head of Dealing Room
FSA ASSET MANAGEMENT LLC
By: Dexia Financial Products Services LLC, its agent and attorney-in-fact
By: /s/ Laurent Bouscharain Name: Laurent Bouscharain Title: Chief Financial Officer